UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Barnwell Industries, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BARNWELL INDUSTRIES, INC.

SUPPLEMENT TO PROXY STATEMENT
FOR THE BARNWELL INDUSTRIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2025

This proxy statement supplement (this “Supplement”) relates to the Notice of 2025 Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”) that Barnwell Industries, Inc. (“we,” “us,” the “Company” or “Barnwell”) filed with the Securities and Exchange Commission (“SEC”) on April 28, 2025 and furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), scheduled to be held on May 29, 2025 at 9:30 a.m., Hawaii Standard Time.  This Supplement is being filed with the SEC and is being made available to stockholders on or about May 22, 2025.

The purpose of this Supplement is to provide updated information relating to, among other things, the election of directors at the 2025 Annual Meeting.

Except as supplemented by the information contained in this Supplement, this Supplement does not modify, amend, supplement or otherwise affect the information set forth in the Proxy Statement.  This Supplement should only be read in conjunction with the Proxy Statement.  To the extent that information in this Supplement differs from information contained in the Proxy Statement, the information in this Supplement shall supersede the information in the Proxy Statement.  Capitalized terms used but not otherwise defined in this Supplement shall have the meanings ascribed to such terms in the Proxy Statement.  From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

With the 2025 Annual Meeting rapidly approaching, the Board is committed to continue to execute on our business strategy with the right leadership in place that represents the interests of all stockholders. As disclosed in more detail in this Supplement, following the decision of the Delaware Court of Chancery relating to the Defective Sherwood Nomination Notice, the Board will not permit the Sherwood Nominees to be presented at the 2025 Annual Meeting and such Sherwood Nominees will be disqualified from standing for election at the 2025 Annual Meeting. Mr. Alexander Kinzler has advised the Company that, in light of the results of the Sherwood Group Consent Solicitation (as defined in this Supplement), he will not be standing for election as a director of the Board at the 2025 Annual Meeting. Furthermore, although not standing for election on the Company’s slate of directors, the Board intends to, following the uncontested 2025 Annual Meeting, offer to appoint Ms. Heather Isidoro (if willing to serve) as a director of the Company until the 2026 annual meeting of stockholders.

PROTECT THE VALUE OF YOUR INVESTMENT.  VOTE ON THE COMPANY’S WHITE PROXY CARD TODAY.

WHITE proxy cards are being solicited on behalf of the Board.  The Proxy Statement includes detailed information about the matters that will be discussed and voted on at the 2025 Annual Meeting that you should consider to make an informed decision when voting your shares.

We strongly urge you to vote for the entire slate of highly qualified and experienced Barnwell director nominees.  Please use the WHITE proxy card to vote “FOR” Barnwell’s director nominees today.  Your vote is extremely important, no matter how many shares you own.

Even if you plan to attend the 2025 Annual Meeting in person, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the 2025 Annual Meeting.

If you have any questions regarding the Proxy Statement, this Supplement or the WHITE proxy card, or require any assistance with voting your shares, please contact Okapi Partners LLC, the Company’s proxy solicitor assisting us in connection with the 2025 Annual Meeting.

Okapi Partners LLC
Telephone: +1 (877) 869-0171
Email: barnwell@okapipartners.com

Thank you for your continued support, interest and investment in Barnwell Industries, Inc.

Background to the Solicitation

The following events occurred following the filing of the Proxy Statement and should be read in conjunction with the “Background to the Solicitation” and “Certain Litigation” sections of the Proxy Statement.

On April 24, 2025, the Sherwood Group filed a preliminary proxy statement with the SEC in order to solicit proxies from Company shareholders in support of its purported director nominees for election at the 2025 Annual Meeting.

On April 28, 2025, the Delaware Court of Chancery (the “Court”) declined to grant the Sherwood Group’s motion for a temporary restraining order with respect to the Company’s solicitation for and convening of the 2025 Annual Meeting.  The Court granted the Sherwood Group’s motion for expedited proceedings and set a bench trial date of May 13, 2025. In advance of trial, pursuant to the stipulated Court-ordered schedule, the parties to the action engaged in discovery and submitted pre-trial briefs and a joint statement of stipulated facts.

On April 29, 2025, the Sherwood Group filed a revised preliminary proxy statement with the SEC.

On May 2, 2025, the Sherwood Group filed a definitive proxy statement with the SEC (the “Sherwood Proxy Statement”).

On May 13, 2025, the 60-day period for the Sherwood Group’s concurrent consent solicitation (the “Sherwood Group Consent Solicitation”) expired, through which the Sherwood Group sought the written consent of Company stockholders to, among other things, remove and replace all incumbent directors of the Board and repeal certain changes to the Amended and Restated By-Laws of the Company (the “Bylaws”) related to the Sherwood Group’s campaign (the “Sherwood Bylaws Proposal”). Upon expiration of the Sherwood Group Consent Solicitation, the Sherwood Group delivered written consents received from stockholders of the Company in connection with its consent solicitation.

Also on May 13, 2025, a trial on the merits was held by the Court related to the Defective Sherwood Nomination Notice (refer to “Certain Litigation” in the Proxy Statement).  The Court took the matter under advisement and reserved judgement on the merits of the case.

On May 14, 2025, the Company issued a press release disclosing the preliminary results of the Sherwood Group Consent Solicitation (the “Preliminary Results”), which indicated that Mr. Alexander Kinzler (“Kinzler”) and Mr. Douglas Woodrum (“Woodrum”) were removed from the Board, Ms. Heather Isidoro (“Isidoro”) was elected to the Board and the Sherwood Bylaws Proposal was approved by a majority of shareholders.

On May 14, 2025, the Sherwood Group issued a press release disclosing its view of the preliminary results of the Sherwood Group Consent Solicitation. Notably, in that release, the Sherwood Group failed to disclose any votes with respect to Mr. Woodrum as indicated in the Preliminary Results. Also on May 14, 2025, the Sherwood Group issued a separate press release criticizing the Executive Committee.

On May 15, 2025, the Company filed its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025, as well as a corresponding earnings release on Form 8-K. Shareholders of the Company are urged to read and review these disclosures in their entirety regarding the recent financial performance and financial condition of the Company.

On May 16, 2025, the independent inspector of elections provided the Company and the Sherwood Group with the certified final results of the Sherwood Group Consent Solicitation (the “Independent Inspector Report”), which indicated that, as a result of stockholder action through the Sherwood Group Consent Solicitation, (1) the amendment to the Company’s Amended and Restated Bylaws to remove the ability of stockholders of record who hold at least twenty-five percent (25%) in amount of the entire issued and outstanding capital stock of the Company to call a special meeting of stockholders of the Company, effective as of February 4, 2025, was repealed, (2) Kinzler and Woodrum were each removed as directors of the Board and (3) Isidoro was elected as a director of the Board.  Accordingly, as of the date of this Supplement, the Board consists of Mr. Kenneth Grossman (“Grossman”), Mr. Joshua Horowitz (“Horowitz”) and Isidoro.

On May 19, 2025, the Company filed a Current Report on Form 8-K reporting the certified final results of the Sherwood Group Consent Solicitation consistent with the Independent Inspector Report.

On May 21, 2025, the Court ruled in favor of the Company and the Board, and held that the Defective Sherwood Nomination Notice was invalid and the Board properly applied the Bylaws in response to the Defective Sherwood Nomination Notice. Accordingly, the Board will not permit the Sherwood Nominees to be presented for election at the 2025 Annual Meeting and such Sherwood Nominees will be disqualified from standing for election at the 2025 Annual Meeting.

Additional Information Regarding Directors of the Company

Board Composition

As disclosed in the “Background to the Solicitation”, as a result of the Sherwood Group Consent Solicitation, the Board (as of the date of this Supplement) consists of Grossman, Horowitz and Isidoro. In view of the fact that Company stockholders purported to elect Isidoro until the 2026 annual meeting of stockholders (and not until the 2025 Annual Meeting) and that it is uncertain under applicable state law whether Isidoro’s term expires at the 2025 Annual Meeting, the Board intends to, following the uncontested 2025 Annual Meeting, offer to appoint Isidoro (if willing to serve) as a director of the Company until the 2026 annual meeting of stockholders.

Kinzler has advised the Company that, in light of the results of the Sherwood Group Consent Solicitation, he will not be standing for election as a director of the Board at the 2025 Annual Meeting. Consistent with the press release issued by the Company on May 14, 2025, Kinzler will assist the Company and the Board with various transition matters, including identifying and selecting a successor Chief Financial Officer, transitioning the Company’s headquarters from Honolulu to Calgary and ensuring management and the Board have sufficient background and information to transition oversight of the Company’s complex real estate investments in Hawaii. The Board does not intend to nominate a replacement director for Kinzler at the 2025 Annual Meeting. Other than Kinzler, the nominees named in the Proxy Statement will stand for election at the 2025 Annual Meeting.

Board Committees

In light of the removal of Kinzler and Woodrum from the Board, as of the date of this Supplement, the Board’s Executive Committee, Audit Committee, Compensation Committee and Nominating Committee are comprised of Horowitz and Grossman.  The individual directors to serve on the standing Reserves Committee will be determined after the conclusion of the 2025 Annual Meeting and the Board intends to reconstitute each of its committees following the results of the 2025 Annual Meeting.

Additional Information Regarding Isidoro

Isidoro (age 48) has 25 years of experience in the energy industry, the last 20 focused on business development.  She brings a broad range of energy industry experience, specializing in acquisitions and divestitures, reserves valuations, and financial modelling.  Isidoro is an independent director and Chair of the Reserves and ESG committee of Helium Evolution, President of the Petroleum Acquisitions and Divestitures Association, and a Trustee of the University of Saskatchewan Engineering Advancement Trust.  She has a B.Sc. in Geological Engineering from the University of Saskatchewan and an MBA from Athabasca University.  In addition, Isidoro has completed the Not-For-Profit Board Governance Essentials program from The Institute of Corporate Directors and the Rotman School of Management.  Presently and since 2002 (including the last five years), Isidoro currently owns her own consulting company, Square 1 Advisory Inc. Ms. Isidoro will bring to the Board her oil and gas industry experience and her experience in public companies.

To the Company’s best knowledge, based on information provided by the Sherwood Group in the Defective Sherwood Nomination Notice and the Sherwood Proxy Statement, Isidoro does not own any securities of the Company as of May 2, 2025.

Additional Information Regarding Voting

Regardless of the number of shares of our common stock that you own, your vote is very important.  If you have already voted, you do not need to take any action unless you wish to revoke your proxy or change your vote.  It is not necessary for you to re-vote your shares if you have already voted.  WHITE proxy cards and voting instruction forms already returned will remain valid and shares represented thereby will be voted at the 2025 Annual Meeting in accordance with your instructions unless revoked or a later-dated proxy is submitted.

Even though Kinzler has decided not to stand for election as a director at the upcoming 2025 Annual Meeting, the form of WHITE proxy card included in the original distribution of the Proxy Statement remains valid; however, any votes that are submitted for Kinzler will not be counted, and instructions to vote for all of the Board’s nominees will be voted only for the four remaining nominees, as named in the Proxy Statement.

If you have not yet returned your WHITE proxy card or submitted your voting instructions, please complete the WHITE proxy card to vote “FOR” all of the Company’s remaining four director nominees.  The Sherwood Group is soliciting votes for its purported director nominees for election at the 2025 Annual Meeting using a green proxy card; however, we urge you to return the WHITE proxy card TODAY and not return any green proxy card sent to you by the Sherwood Group.  As described above under “Background to the Solicitation”, the Board will not permit the Sherwood Nominees to be presented for election at the 2025 Annual Meeting and any vote for such Sherwood Nominees on a green proxy card will be disregarded and not counted. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.  If you have any questions or require any assistance with voting your shares, please contact Okapi Partners LLC at: +1 (877) 869-0171 or barnwell@okapipartners.com.

Cautionary Note Regarding Forward-Looking Statements

This Supplement contains certain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, our expectations regarding the outcome of the 2025 annual meeting of stockholders and our ability to successfully solicit proxies from our stockholders in connection with the 2025 annual meeting of stockholders.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties.  These forward-looking statements are subject to risks and uncertainties including risks related to the actions of the Sherwood Group, our ability to successfully solicit proxies from stockholders in connection with the 2025 Annual Meeting, our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 2024, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and December 31, 2024 and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this Supplement as they speak only as of the date of this Supplement, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

Additional Information Regarding the 2025 Annual Meeting and Where to Find It

Barnwell ﬁled the Proxy Statement, containing a form of WHITE proxy card and this Supplement, with the SEC with respect to its solicitation of proxies for the 2025 Annual Meeting.

INVESTORS  AND  SHAREHOLDERS  ARE  STRONGLY  URGED  TO READ  CAREFULLY  AND  IN THEIR  ENTIRETY  THE  PROXY  STATEMENT (INCLUDING THIS SUPPLEMENT AND ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY BARNWELL AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and shareholders may obtain copies of these documents and other documents ﬁled with the SEC by Barnwell free of charge through the website maintained by the SEC at www.sec.gov.  Copies of the documents ﬁled by Barnwell are also available free of charge by accessing Barnwell’s website at https://ir.brninc.com/.